AGREEMENT AND PLAN OF MERGER

Among

Calypso Financial Services, Inc.,

Calypso Acquisitions, Inc.,

Media Depot, Inc.

And

H. Deworth Williams and Edward F. Cowle

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the “Agreement ”) is made and entered into as of this 12th day of October 2007 by and among Calypso Financial Services, Inc., a Delaware Corporation (“Calypso ”), Calypso Acquisitions, Inc., a Nevada corporation (“Merger Sub”); Media Depot, Inc., a Nevada corporation (“Media Depot”) and H. Deworth Williams and Edward F. Cowle, principal stockholders of Calypso who will make certain representations, warranties and covenants herein (“Principal Stockholders”) (the “Calypso Stockholders ”).

       WHEREAS , Calypso intends to change its state of domicile from Delaware to Nevada following the execution of this Agreement

      WHEREAS , Calypso desires to acquire Media Depot as a wholly owned subsidiary and to issue shares of Calypso common stock to the security holders of Media Depot upon the terms and conditions set forth herein. Merger Sub is a newly created, wholly-owned subsidiary corporation of Calypso that will be merged with and into Media Depot, whereupon Media Depot will be the surviving corporation and will become the wholly owned subsidiary of Calypso. Merger Sub and Media Depot are sometimes collectively hereinafter referred to herein as the “Constituent Corporations”);

       WHEREAS , the boards of directors of Calypso, Merger Sub and Media Depot, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merges with and into Media Depot pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Attachment “A”) and pursuant to applicable provisions of law (such transaction is hereafter referred to as the “Merger ”);

       WHEREAS , the Calypso Stockholders own, beneficially and of record, 1,196,000 shares of common stock of Calypso, representing 79.7% of the issued and outstanding common stock of Calypso; and

      WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

      NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

      SECTION 1      Acquisition of Media Depot, Inc. The parties to this Agreement do hereby agree that prior to the Closing and Effective Time of the Merger (the terms “Closing ” and “Effective Time of the Merger” are defined in Section 6 hereof), Calypso will change its state of domicile from Delaware to Nevada. The parties further agree that Calypso will then acquire Media Depot by way of Merger Sub merging with and into Media Depot upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes (“NRS ”) and the Delaware General Corporation Law (the “DGCL ”), as applicable. It is the intention of the parties hereto that this transaction qualifies as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

      SECTION 2      Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub will be merged with and into Media Depot as of the Effective Time of the Merger. Media Depot will be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) and the separate existence of Merger Sub will cease at the Effective Time of the Merger. Media Depot, as the Surviving Corporation, will succeed to and assume all the rights and obligations of Merger Sub in accordance with the NRS, as described below. Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein:

(a)      Corporate Existence. Commencing at the Effective Time of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue its corporate existence as a Nevada corporation; and

(i)   it will thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

(ii)   all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

(iii)  all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation.

(b)      Effective Time of the Merger. At the Effective Time of the Merger,

(i)   the Certificate of Incorporation and the Bylaws of Media Depot, as existing and in effect immediately prior to the Effective Time of the Merger, will be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation;

(ii)  the members of the Board of Directors of Media Depot holding office immediately prior to the Effective Time of the Merger will remain as the members of the Board of Directors of the Surviving Corporation until their respective successors are elected or appointed and qualified (if on or after the Effective Time of the Merger a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and

(iii)  until the Board of Directors of the Surviving Corporation otherwise determines, all persons who hold offices of Media Depot at the Effective Time of the Merger will continue to hold the same offices of the Surviving Corporation.

(c)      Conversion of Securities. At the Effective Time of the Merger and without any action on the part of Calypso, Merger Sub, Media Depot or the holders of any of the securities of any of these corporations, each of the following will occur:

(i)    The 3,500 shares of Media Depot common stock issued and outstanding immediately prior to the Effective Time of the Merger, which amount includes any shares to be issued by Media Depot prior to the Closing upon the conversion of certain outstanding options and warrants to acquire shares of Calypso common stock, will be converted into the right to receive an aggregate of 3,500,000 shares of Calypso common stock. Accordingly, each one (1) share of Media Depot common stock is to be converted into the right to receive one thousand (1,000) share of Calypso common stock (the “Conversion Ratio”). No fraction of any share of Calypso common stock will be issued to any former holder of Media Depot common stock; rather, the number of shares of Calypso common stock otherwise issuable, if other than a whole number, will be rounded to the nearest whole number. The holders of such certificates previously evidencing shares of Media Depot common stock outstanding immediately prior to the Effective Time of the Merger will cease to have any rights with respect to such shares of Media Depot’s common stock except as otherwise provided herein or by law.

(ii)  Any shares of Media Depot capital stock held in the treasury of Media Depot immediately prior to the Effective Time of the Merger will automatically be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto. At the Effective Time of the Merger, the stock transfer books of Media Depot will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of Media Depot common stock that were outstanding immediately prior to the Effective Time of the Merger.

(iii) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger will remain in existence as one share of common stock of the Surviving Corporation, which will be owned by Calypso.

(v)  The 1,500,000 shares of Calypso common stock issued and outstanding prior to the Merger will remain issued and outstanding after the Effective Time of the Merger.

(d)      Restricted Securities.

(i)   None of the shares of Calypso common stock into which the shares of Media Depot common stock are to be converted will, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the “Securities Act”) but, rather, will be deemed to have been issued pursuant to an exemption or exemptions therefrom (subject to the satisfaction of certain other terms and conditions hereof) and will be considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. All shares of Calypso common stock to be issued pursuant to this Agreement will be exempt from registration under the Securities Act pursuant to Section 4(2) of that Act and/or Regulation D – Rule 506 promulgated thereunder, and certificates representing the shares will bear a restrictive legend worded substantially as follows and as may otherwise be required:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation.”

     (ii)     At the Closing, Calypso will direct its transfer agent to record, as soon as practicable after the Closing, the issuance of Calypso common stock to the holders of Media Depot’s common stock pursuant to the provisions set forth above. The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There will be no requirement of Calypso to register under the Securities Act any shares of Calypso common stock in connection with the Merger.

(e)      Other Matters.

(i)   Immediately prior to the Effective Time of the Merger, Media Depot will have no more than 3,500 shares of Media Depot common stock issued and outstanding. Immediately prior to the Effective Time of the Merger, Calypso will have no more than 1,500,000 shares of Calypso common stock and no other series of common stock issued and outstanding.

(ii)   From and after the Closing and with a view to making available to holders of Calypso common stock issuable hereunder the benefits of Rule 144 of the Securities Act, or any other similar rule or regulation of the Securities and Exchange Commission (“SEC ”), Calypso will take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Calypso common stock. Calypso will furnish to any holder of Calypso common stock forthwith, upon request, a written statement by Calypso as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of Calypso as filed with the SEC and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Calypso common stock without registration, upon satisfaction of all applicable provisions of Rule 144. Calypso agrees to facilitate and expedite transfers of the shares of Calypso common stock pursuant to Rule 144 under the Securities Act, which efforts will include timely notice to its transfer agent to expedite such transfers of such shares.

(iii)  Immediately prior to the Closing, the Calypso Board of Directors will nominate and elect to the Calypso Board, Michael D. Parnell, effective immediately upon the Closing, and Calypso will cause all of the persons then serving as directors and officers of Calypso immediately prior to the Closing to tender their resignations as directors and executive officers of Calypso, effective immediately upon the Closing. Following the Closing, Mr. Parnell will have at his discretion the authority to nominate additional directors and all new directors shall serve in such capacities until the next meeting of stockholders of Calypso at which directors are elected.

(iv)  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Calypso are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

(f)      Registration. Following completion of the Effective Date of the Merger the parties hereto agree to use their best effort to cause Calypso to prepare and file with the SEC a registration statement on Form SB-2, or other equivalent and appropriate form, relating to certain issued and outstanding shares of Calypso common stock. Those shares of Calypso common stock that may be included in the registration statement will be (x) the current issued and outstanding shares of Calypso common stock; (y) shares of certain current Media Depot stockholders that may have existing registration rights relating to their Media Depot shares and who will receive Calypso shares pursuant to the Merger; and (z) such other shares as may be determined by the Calypso Board of Directors following the Closing.

     (g)      Future Acquisitions. In addition to the shares of Calypso common stock to be issued pursuant to this terms and provisions of this Agreement, the parties hereto agree that up to 5,000,000 shares of Calypso’s authorized but unissued common stock will be reserved for the possible future issuance in connection with potential acquisitions of other businesses, entities or assets related to the business of Media Depot following the Effective Time of the Merger. The parties hereby represent that there is no present commitment or definitive agreement to issue any of these shares and no assurances are give by any of the parties that any future acquisitions will be finalized.

      SECTION 3      Delivery of Shares. On or as soon as practicable after the Effective Time of the Merger, Media Depot will use reasonable efforts to cause all holders of Media Depot’s common stock (the “Media Depot Stockholders”) to surrender to Calypso’s transfer agent for cancellation certificates representing their shares of Media Depot’s common stock, against delivery of certificates representing the shares of Calypso common stock for which Media Depot’s common stock is to be converted in the Merger pursuant to Section 2 hereof. Each of the Media Depot Stockholders will be required, prior to or upon surrender of their Media Depot common stock, to deliver to Calypso an “investment letter” or other written instrument acceptable to the parties hereto, providing, among other things, whether or not the investor is an “accredited investor” as defined under Regulation D of the Securities Act. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time of the Merger, represented Media Depot common stock, will be deemed for all corporate purposes to evidence ownership of the same number of shares of Calypso common stock into which the shares of Media Depot common stock represented by such Media Depot certificate will be converted hereunder.

       SECTION 4      Representations of Media Depot. Media Depot hereby makes as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

(a)     As of the date hereof and for the purpose of this Agreement, the total number of shares of Media Depot common stock issued and outstanding is 3,500 shares.

(b)     Media Depot common stock constitutes duly authorized and validly issued shares of common stock of Media Depot. All shares are fully paid and nonassessable.

(c)     The audited financial statements of Media Depot as of and for the years ended December 31, 2006 and 2005, and unaudited financial statements for the interim period through September 30, 2007, which have been delivered to Calypso, or will be delivered prior to the Closing (hereinafter referred to as the “Media Depot Financial Statements”), fairly present the financial condition of Media Depot as of the dates thereof and the results of its operations for the periods covered thereby. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in Media Depot Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since September 30, 2007; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Media Depot as reflected in Media Depot Financial Statements. Media Depot has, or will have at the Closing, good title to all assets, properties or contracts shown on Media Depot Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

      (d)     Prior to the Closing, Media Depot will finalize the acquisition of all of the assets, properties, goods and inventories and all liabilities and other obligations of Media Max, a private Pennsylvania corporation and Media Depot will have perfected title to all of the assets, properties goods and inventories thereunder acquired.

(e)     Except as disclosed in writing to Calypso, since September 30, 2007, there has not been any material adverse changes in the financial position of Media Depot except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of Media Depot.

(f)      Except as and to the extent set forth in Attachment 4(f), Media Depot is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, the “Media Depot’s Knowledge”), any governmental investigation or proceeding, not reflected in Media Depot Financial Statements, and, to Media Depot’s Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against Media Depot.

(g)     Neither Media Depot nor any of its officers, employees or agents, nor any other person acting on behalf of Media Depot, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder Media Depot’s business, or assist it in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a material adverse effect on Media Depot or its business, assets, properties, financial condition or results of operations (a “Material Adverse Effect”), (ii) if not given in the past, might have reasonably been expected to have had a Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a Material Adverse Effect or to subject Media Depot to material suit or penalty in any action.

(h)     Media Depot is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified, except where the failure to so qualify would have no Material Adverse Effect.

(i)     Media Depot has, or by the Effective Time of the Merger will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

(j)     Media Depot has not materially breached any material agreement to which it is a party. Media Depot has previously given Calypso copies of or access to all material contracts, commitments and/or agreements to which Media Depot is a party.

(k)     Media Depot has the requisite corporate power and authority to enter into this Agreement together with such other agreements and documents requisite to this Agreement (the “Transaction Documents”) to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or will prior to the Closing and the Effective Time of the Merger be, duly authorized by Media Depot’s Board of Directors and by Media Depot’s stockholders, if necessary. The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which Media Depot is a party, and Media Depot, to the extent required, has, or will have by Closing, obtained all necessary approvals or consents required by any agreement to which Media Depot is a party. The execution and performance of this Agreement and other Transaction Documents will not violate or conflict with any provision of Media Depot’s Certificate of Incorporation in effect as of the date hereof, or Bylaws of Media Depot.

(l)     Information regarding Media Depot which has been delivered by Media Depot to Calypso for use in connection with the Merger was, at the time provided, to Media Depot’s Knowledge true and accurate in all material respects.

(m)     To Media Depot’s Knowledge, Media Depot has and at the Closing will have, disclosed in writing to Calypso all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of Media Depot.

(n)     To Media Depot’s Knowledge Media Depot is, and has been in material compliance with, and Media Depot has conducted any business previously owned or operated by it in material compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance in the aggregate has not had, and would not be reasonably expected to have, a Material Adverse Effect. Media Depot has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or claims threatened in writing in connection therewith.

(o)     To Media Depot’s Knowledge without limiting the foregoing, (i) Media Depot and any other person or entity for whose conduct Media Depot is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or   control, and (ii)   neither Media

Depot nor any other person for whose conduct Media Depot is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of Media Depot’s properties or in connection with Media Depot’s operations.

(p)     Except as, and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against it as to amount in the latest balance sheet contained in Media Depot Financial Statements, there is no basis for any assertion against Media Depot of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will

 (i)  result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from Media Depot to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Media Depot;

(ii)  increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Media Depot; or

                    (iii)  result in the acceleration of the time of payment or vesting of any such benefits.

(q)     Except as may be otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Media Depot has been, within the past five years, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and which judgment has not been reversed, suspended or vacated.

(r)     Except as disclosed to Calypso in writing and annexed hereto as Attachment 4(r), to Media Depot’s Knowledge Media Depot has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4(r), “material” means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments from Media Depot to any third party in excess of $100,000.

(s)     To Media Depot’s Knowledge, no representation or warranty by Media Depot contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Media Depot in connection herewith have been and will be complete originals, or exact copies thereof.

      SECTION 5      Representations of Calypso, Merger Sub and the Calypso Stockholders. Calypso, Merger Sub and the Calypso Stockholders hereby make jointly and severally, as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

(a)     As of the date hereof and the Effective Time of the Merger, the shares of Calypso common stock to be issued and delivered to the security holders of Media Depot hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Calypso common stock, free of all liens and encumbrances.

(b)     Each of Calypso and Merger Sub has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by the respective Boards of Directors of Calypso and Merger Sub and by Calypso as the sole stockholder of Merger Sub, and (ii) except as set forth in Section 7(e) hereof, do not have to be approved or authorized by the stockholders of Calypso. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Calypso, Merger Sub or the Calypso Stockholders is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Calypso, Merger Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either Calypso or Merger Sub. Each of the Calypso Stockholders is an individual and each has the authority and capacity to enter into and execute this Agreement and to be obligated to the terms and conditions set forth herein.

(c)     Calypso has delivered to Media Depot a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2006, and 2005 and unaudited interim financial statements through September 30, 2007 (the “Calypso Financial Statements”). The Calypso Financial Statements are complete, accurate and fairly present the financial condition of Calypso as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Calypso Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Calypso as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Calypso agrees to provide updated quarterly financial statements as required by the SEC. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger and it has no assets, liabilities, material contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada. Calypso has no subsidiaries or affiliates except for Merger Sub and Merger Sub has no subsidiaries or affiliates.

(d)     Since September 30, 2007, there have not been any material adverse changes in the business, financial condition or results of operation of Calypso. At the Closing, neither Calypso nor Merger Sub will have any material assets and neither such corporation now has, nor will it have, any liabilities of any kind other than those reflected in the most recent balance sheet set forth in the Calypso Financial Statements and any costs or liabilities incurred in connection with the Merger. Calypso will fully pay prior to the Closing its outstanding liabilities so that at Closing, Calypso has no outstanding liabilities.

(e)     Neither Calypso nor Merger Sub is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the Calypso Financial Statements, and to the knowledge of the executive officers of Calypso and of the Calypso Stockholders (herein “Calypso’s Knowledge”), there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Merger Sub, Calypso, or the management or properties of Calypso or Merger Sub.

(f)     Calypso and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the respective state of its incorporation.

(g)     To Calypso’s Knowledge, Calypso and Merger Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Calypso Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither Calypso nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation. Neither Calypso nor Merger Sub is deemed to be an “S Corporation” as defined by Internal Revenue Code of 1986, as amended.

(h)     As of the date of this Agreement, Calypso’s authorized capital stock consists solely of 20,000,000 shares of common stock, $0.00001 par value, of which 1,500,000 shares are presently issued and outstanding. Immediately prior to the Closing, Calypso will have outstanding 1,500,000 shares of common stock and no other capital stock. Merger Sub’s capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock (“Merger Sub’s Common Stock”), of which 1,000 shares are outstanding, all of which are owned by Calypso, free and clear of all liens, claims and encumbrances. All outstanding shares of common stock of Calypso and Merger Sub are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Calypso or Merger Sub.

(i)     The financial records, minute books, and other documents and records of Calypso and Merger Sub have been made available to Media Depot prior to the Closing. The records and documents of Calypso and Merger Sub that have been delivered to Media Depot constitute all of the material records and documents of Calypso and Merger Sub that they are aware of or that are in their possession or in the possession of Calypso or Merger Sub.

(j)     Neither Calypso nor Merger Sub has materially breached any material agreement to which it is or has been a party. Prior to the execution of the Agreement, Calypso has given to Media Depot copies or access to all material contracts, commitments and/or agreements to which Calypso is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities. Calypso has no leasehold interest or other ownership interest, and no obligations under any real estate or any mining claims.

(k)     Calypso has complied with all provisions relating to the issuance of shares and for the registration thereof under the Securities Act and all applicable state securities laws, or appropriate exemption from registration therefrom. To the best of Calypso’s Knowledge, there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

(l)     Calypso currently has no, and for the past five years has not had, any employees, consultants or independent contractors other than its attorneys, accountants and transfer agent. J. Rockwell Smith, Edward F. Cowle and Geoff Williams, and will be at the Closing, the sole directors and sole executive officers of Calypso, and Geoff Williams and Nancy Ah Chong will be at the Closing the sole directors and sole executive officers of Merger Sub.

(m)    Calypso and Merger Sub have, and at the Closing will have, disclosed in writing to Media Depot all events, conditions and facts materially affecting the business, financial conditions, including any liabilities, contingent or otherwise, or results of operations of either Calypso or Merger Sub, since September 30, 2007.

(n)     Calypso’s is presently engaged in the business of seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

(o)     To Calypso’s Knowledge, all information regarding Calypso which has been provided to Media Depot by Calypso, or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of Calypso, to the public or filed with the SEC or any state securities regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations. Without limiting the generality of the foregoing, as of the date hereof Calypso has filed all reports, schedules, forms, statements and other documents with the SEC (the “SEC Documents”) as required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Calypso included in the SEC Documents are true and complete and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(p)     To Calypso’s Knowledge, Calypso is and has been in compliance with, and Calypso has conducted any business owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002, and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Calypso has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. To its Knowledge, Calypso has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports Calypso has previously filed with the SEC.

(q)     The certificates of the Chief Executive Officer and Principal Accounting Officer of Calypso required by Rules 13a-14 and 15d-14 of the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, as applicable, are true and correct as of the date of this Agreement as they relate to a particular SEC Document, as though made as of the date of this Agreement. Calypso has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act.

(r)     Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Calypso Financial Statements, there is no basis for any assertion against Calypso of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

(i)   result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from Calypso to any person or entity, including without limitation any employee, director, officer;

(ii)  increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate; or

   (iii)  result in the acceleration of the time of payment or vesting of any such benefits.

(s)     To Calypso’s Knowledge, no aspect of Calypso’s business, operations or assets is of such a character as would restrict or otherwise hinder or impair Calypso from carrying on the business of Calypso as it is presently being conducted and as anticipated following consummation of the Merger.

(t)     To Calypso’s Knowledge, other than retention of accountants, attorney, and transfer agent, Calypso has no other contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, and prospects or otherwise.

(u)     None of Calypso, Merger Sub or any other affiliate thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

(v)     There are no actions, proceedings or investigations pending or, to Calypso’s Knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Calypso or any predecessor in interest with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To Calypso’s Knowledge after due investigation;

          (i)     there is no reasonable basis for the institution of any action, proceeding or investigation against Calypso under any Environmental Law;

                 (ii)     Calypso is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment;

          (iii)    Calypso is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body;

                 (iv)     Calypso is in material compliance with all applicable Environmental Laws; and

(v)  no real property, now or in the past, used, owned, managed or controlled by Calypso contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (x) violates any Environmental Law, or (y) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.

For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

(w)     To Calypso’s Knowledge, no representation or warranty by Calypso or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Calypso in connection herewith have been and will be complete originals, or exact copies thereof.

      SECTION 6      Closing . The Closing of the transactions contemplated herein will take place on such date (the “Closing ”) as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered. The parties will use their reasonable commercial efforts to cause the Closing to occur on or before October 31, 2007. The “Effective Time of the Merger” will be that date and time specified in the Certificate of Merger as the date on which the Merger will become effective.

       SECTION 7      Actions Prior to Closing.

(a)     Prior to the Closing, Media Depot on the one hand, and Calypso and Merger Sub on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances, and the parties hereto will cooperate fully therein. The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect. Until the Closing, the parties hereto and their respective affiliates will keep confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement, any information or documents obtained from the other concerning its assets, properties, business or operations. If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such information or documents obtained from the other party or parties, in either case, unless and to the extent such information or documents are:

(i)   readily ascertainable from public or published information, or trade sources;

(ii)   received from a third party not under an obligation to such Media Depot or Calypso, as the case may be, to keep such information confidential; or

(iii)  required to be disclosed by any applicable law, rule, regulation or court order.

If the Closing does not occur for any reason, each of the parties and their respective affiliates will promptly return or destroy all such confidential information and compilations thereof as is practicable, and will certify such destruction or return to the other party.

(b)     Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement will be submitted to the other party for its review and approval prior to such release or disclosure; provided, however, that

(i)   such approval will not be unreasonably withheld, and

(ii)   such review and approval will not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

(c)      Prior to the Closing, Calypso will effect a change in its corporate domicile from the State of Delaware to Nevada and will effect the Closing as a Nevada entity. Calypso will also cause it corporate name to be changed to reflect the Acquisition of Media Depot and which name will be Calypso Media Services Group, Inc., or to such other name as might be determined by Calypso’s Board of Directors.

(d)     Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of Calypso common stock after the date hereof and there will be no dividends or other distributions paid on Calypso’s common stock after the date hereof, in each case through and including the Effective Time of the Merger. Calypso and Merger Sub will conduct no business activities prior to the Closing other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

(e)     Calypso will take the requisite and necessary actions to obtain the written consent for those actions discussed in Section 7(c) above as soon as practicable after the execution of this Agreement and, as promptly as practicable thereafter will:

(i)   prepare and file with the SEC a preliminary Information Statement to be disseminated by Calypso to its stockholders (the “Information Statement”) relating to the matters stated above;

(ii)  take the appropriate action to obtain and furnish the information required by the SEC to be included in the definitive Information Statement; and

(iii)  after consultation with counsel to Media Depot, respond promptly to any comments made by the SEC with respect to the preliminary Information Statement and cause the definitive Information Statement to be mailed to its stockholders as promptly as practicable following clearance from the SEC.

(f)      Media Depot will provide to Calypso any information for inclusion in the Information Statement which may be required under applicable law and which is reasonably requested by Calypso. Each of Media Depot, Calypso and Merger Sub, respectively, agree promptly to correct any information provided by any of them for use in the Information Statement if, and to the extent that, such information will have become false or misleading in any material respect and Calypso further agrees to take all necessary steps to cause the Information Statement as so corrected to be filed with the SEC and to be disseminated to its stockholders to the extent required by applicable federal securities laws.

(g)     Calypso hereby represents and warrants that the information supplied or to be supplied by Calypso for inclusion or incorporation by reference in (i) the Information Statement or (ii) the Other Filings (as defined below) will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information

Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Media Depot hereby represents and warrants that the information supplied or to be supplied by Media Depot for inclusion or incorporation by reference in the Information Statement or Other Filings will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(h)     As soon as practicable following the date hereof and following the Effective Time of the Merger, each of Calypso and Media Depot agree to properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger including, but not limited to, a Current Report on Form 8-K that will be filed with the SEC no later than four business days following the Effective Time of the Merger (collectively, the “Other Filings”).

(i)     Except as required by law, Calypso and Merger Sub will not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied. Without limiting the generality of the foregoing Calypso and Merger Sub will not take any action that would result in

     (i)     any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, or

     (ii)    any of such representations and warranties that are not so qualified becoming untrue in any material respect.

      SECTION 8      Conditions Precedent to the Obligations of Media Depot. All obligations of Media Depot under this Agreement to effect the Merger and the other transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

(a)     The representations and warranties by or on behalf of Calypso and Merger Sub contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

(b)     Calypso and Merger Sub will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

(c)     On or before the Closing, the directors of Calypso and Merger Sub, and Calypso as sole stockholder of Merger Sub, will have approved in accordance with applicable provisions of the NRS the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d)     On or before the Closing, Calypso and Merger Sub will have delivered to Media Depot certified copies of resolutions of the sole stockholder and directors of Merger Sub and of the directors and stockholders of Calypso, if required, approving and authorizing:

(i)  the execution, delivery and performance of this Agreement and all necessary and proper     actions to enable Calypso and Merger Sub to comply with the terms of this Agreement;

     (ii)    the election of Media Depot’s nominees to the Board of Directors of Calypso and all matters outlined or contemplated herein; and

(iii)   the submission and filing of the appropriate documents to change the corporate domicile of Calypso from the State  of Delaware to Nevada.

      (e)     The Merger will be permitted by applicable state law and Calypso will have sufficient shares of its common stock authorized to complete the Merger at the Effective Time of the Merger and the transactions contemplated hereby.

(f)      The change in domicile and name change will have been approved by the requisite vote of the stockholders of Calypso, acting by written consent in lieu of a special meeting thereof, and the appropriate documents will have been prepared and filed in accordance with the applicable requirements of the NRS and DGCL.

(g)     At Closing, all of the directors and officers of Calypso and Merger Sub will have resigned in writing from their positions as directors and executive officers of Calypso and Merger Sub, respectively, effective upon the election and appointment of Media Depot nominees, and the directors of Calypso will have taken such action as may be deemed necessary or desirable by Media Depot regarding such election and appointment of the Media Depot nominees.

(h)     At the Closing, all instruments and documents delivered by Calypso or Merger Sub, including to Media Depot Stockholders pursuant to the provisions hereof, will be reasonably satisfactory to legal counsel for Media Depot.

(i)     The capitalization of Calypso and Merger Sub will be the same as described in Section 5(h) above.

(j)     The shares of Calypso common stock to be issued to Media Depot Stockholders at Closing will be validly issued, nonassessable and fully paid under the applicable provisions of the NRS and will be issued in a private, nonpublic offering in compliance with all federal, state and applicable securities laws.

(k)     Media Depot will have received all necessary and required approvals and consents from required parties and from its stockholders.

(l)     At the Closing, Calypso and Merger Sub will have delivered to Media Depot an opinion of Calypso’s legal counsel dated as of the Closing to the effect that:

(i)   Each of Calypso and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii)  Calypso and Merger Sub each has the corporate power to execute, deliver and perform its respective obligations under this Agreement;

(iii) This Agreement has been duly authorized, executed and delivered by Calypso and Merger Sub and is a valid and binding obligation of Calypso and Merger Sub enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity;

(iv) Calypso and Merger Sub each through its Board of Directors and/or stockholders, as required, have taken all corporate action necessary for performance under this Agreement;

(v)  The documents executed by Calypso and delivered to Media Depot hereunder are valid and binding in accordance with their terms and vest in Media Depot and Media Depot Stockholders all right, title and interest in and to the shares of Calypso’s common stock to be issued pursuant to Section 2 hereof, and the shares of Calypso common stock when issued will be duly and validly issued, fully paid and nonassessable;

(vi) The shares of Calypso common stock issued pursuant to this Agreement will be deemed “restricted securities” and may be sold or otherwise transferred upon the satisfaction of the provisions of Rule 144, or pursuant to any other appropriate exemption or registration under the Securities Act;

(vii) Calypso has satisfied its reporting requirements pursuant to the Exchange Act and has fulfilled all disclosure obligations under such Act and applicable securities laws; and

(viii)Current stockholders of Calypso common stock will have no appraisal or similar rights as a result of consummation of this Agreement and the transactions contemplated hereby.

(m)     Media Depot will have completed its financial and legal due diligence investigation of Calypso with results thereof satisfactory to Media Depot in its sole discretion.

      Section 9      Conditions Precedent to the Obligations of Calypso and Merger Sub. All obligations of Calypso and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger, of each of the following conditions:

(a)     The representations and warranties by Media Depot contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

(b)     Media Depot will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c)     On or before the Closing, the directors of Media Depot will have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted the same to the stockholders of Media Depot.

(d)     On or before the Closing Date, Media Depot will have delivered certified copies of resolutions of the stockholders and directors of Media Depot approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable Media Depot to comply with the terms of this Agreement.

(e)     The Merger will be permitted by applicable state law.

(f)     Prior to the Closing, Calypso must receive from each Media Depot Stockholder an “investment letter” or other equivalent document providing representations that the shares of Calypso common stock to be issued in the Merger are, among other things;

     (i)     being acquired for investment purposes and not with a view to public resale;

     (ii)     being acquired for the investor’s own account; and

           (iii)     restricted and may not be resold, except in reliance of an exemption under the Act.

( g)     At the Closing, all instruments and documents delivered by Media Depot pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for Calypso.

(h )     The capitalization of Media Depot will be the same as described in Section 4(a) hereof, subject to exercise or conversion of currently outstanding exercisable or convertible securities.

(i )     Calypso will have received all necessary and requisite approvals and consents from required parties and from its stockholders, and this Agreement and the Merger will have been adopted and approved by the requisite vote of Media Depot Stockholders.

( j)     At the Closing, Media Depot will have delivered to Calypso an opinion of Media Depot’s legal counsel dated as of the Closing to the effect that:

(i)   Media Depot is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(ii)  This Agreement has been duly authorized, executed and delivered by Media Depot and is a valid and binding obligation of Media Depot enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity;

(iii)  Media Depot, through its Board of Directors and stockholders has taken all corporate action necessary for performance of its obligations under this Agreement; and

(iv) Media Depot has the corporate power to execute, deliver and perform its obligations under this Agreement.

(k)     Calypso will have an exemption from registration under the Securities Act and the securities laws of the States of Delaware and Nevada and the various states of residence of Media Depot Stockholders for issuance of the shares of Calypso common stock to be issued to Media Depot Stockholders in the Merger.

        SECTION 10      Survival . The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of six months after the Effective Time of the Merger.

      SECTION 11      Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     SECTION 12      Documents at Closing. At the Closing, the following documents will be delivered:

(a)     Media Depot will deliver, or will cause to be delivered, to Calypso the following:

(i)   a certificate executed by the President of Media Depot to the effect that all representations and warranties made by Media Depot under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to Calypso or Merger Sub on said date and that Media Depot has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

(ii)  a certificate from the state of Media Depot’s incorporation dated within five business days of the Closing to the effect that Media Depot is in good standing under the laws of said state;

(iii)  such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement and the other Transaction Documents;

(iv) executed copy of the Certificate of Merger for filing in Nevada and Delaware;

(v) certified copies of resolutions adopted by Media Depot Stockholders and the directors of Media Depot approving the Merger Agreement and other Transaction Documents and authorizing the Merger;

(vi) the opinion of Media Depot’s counsel as described in Section 9(j) above; and

(vii) all other items, the delivery of which is a condition precedent to the obligations of Calypso and Merger Sub, as set forth in Section 9 above.

(b)     Calypso and Merger Sub will deliver or cause to be delivered to Media Depot:

(i)   stock certificates representing those securities of Calypso to be issued to Media Depot Stockholders as a part of the Merger as described in Section 2 hereof;

(ii)  a certificate of the President of Calypso and Merger Sub, respectively, to the effect that all representations and warranties of Calypso and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to Media Depot on said date; and that each of Calypso and Merger Sub has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

(iii)  certified copies of resolutions adopted by Calypso’s and Merger Sub’s Board of Directors and Merger Sub’s sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters; and certified copies of resolutions adopted by the stockholders of Calypso approving the matters described in Section 7(c) above;

(iv) certificates from the jurisdiction of incorporation of Calypso and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(v)    executed copy of the Certificate of Merger for filing in Nevada and Delaware;

(vi)   opinion of Calypso’s counsel as described in Section 8(l) above;

(vii)  such other instruments and documents as are required to be delivered pursuant to    the provisions of this Agreement;

(viii) written resignation of all of the officers and directors of Calypso and Merger Sub;   and

(ix)  all other items, the delivery of which is a condition precedent to the obligations of   Media Depot, as set forth in Section 8 hereof.

      SECTION 13      Finder’s Fees.

      (a)     Calypso and Merger Sub, jointly and severally, represent and warrant to Media Depot, and Media Depot represents and warrants to Calypso and Merger Sub that, except as set forth in subsection (b) below, none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any “broker” or “finder” or similar person in connection with this Agreement or any of the transactions contemplated hereby.

      (b)     The parties to this Agreement hereby agree that in consideration for the introduction of Media Depot to Calypso and for assisting in the negotiations that directly led to the execution of this Agreement and for the transactions contemplated hereby, Media Depot will have immediately prior to the execution of this Agreement, issued to Leonard E. Neilson 250 shares of Media Depot common stock, which shares will be exchange for 250,000 shares of Calypso common stock upon the Closing and the Effective Time of the Merger.

      SECTION 14      Additional Covenants. Between the date hereof and the Closing, except with prior written consent of the other party:

(a)     Calypso, Merger Sub and Media Depot will conduct their business only in the usual and ordinary course and the character of such business will not be changed nor will any different business be undertaken;

(b)     No change will be made in the Certificate of Incorporation or Bylaws of Calypso, Merger Sub or Media Depot except as described herein;

(c)     No change will be made in the authorized or issued shares of Calypso except as set forth herein;

(d)     Neither Calypso nor Media Depot will discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business; and

(e)     Calypso will not make any payment or distribution to its stockholders or purchase or redeem any shares or common stock except as set forth herein.

      SECTION 15      Post-Closing Covenants. After the Closing and within four days thereof, Media Depot will cause Calypso to timely file with the SEC a current report on Form 8-K to report the Merger Closing. Also, immediately following the Closing, Media Depot agrees to cause to be prepared on behalf of Calypso and filed with the SEC a registration statement on Form SB-2 (or other appropriate Form) for the registration for resale of the 1,500,000 shares of Calypso common stock currently issued and outstanding and an indeterminate number of additional Calypso common stock that may be included in the registration statement at the discretion of the Calypso Board of Directors following the Effective Time of the Merger. The Calypso Board of Directors will use   its  best efforts

to respond to any and all comments by the SEC relating to the registration statement and to cause to be prepared and filed any and all amendments to the registration statement in order to facilitate the effectiveness thereof. Further, following effectiveness of the registration statement, the Calypso Board of Directors will cause to be prepared and filed with the appropriate agency an application to have the shares of Calypso common stock eligible for trading on the Over-the-Counter Bulletin Board or other equivalent trading medium.

       SECTION 16      Termination . This Agreement may be terminated at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Calypso or Media Depot:

(a)     By mutual written consent of Calypso and Media Depot;

(b)     By either Calypso or Media Depot, if the Effective Time of the Merger will not have occurred on or before December 31, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

(c)     By either Calypso or Media Depot if any governmental entity

     (i)    will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable; or

     (ii)    will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

(d)     By either Calypso or Media Depot, if the approvals of the respective stockholders of either Calypso or Media Depot contemplated by this Agreement will not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought;

(e)     By Calypso, if Media Depot will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 9 are not capable of being satisfied on or before the Termination Date; or

(f)     By Media Depot, if Calypso will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8 are not capable of being satisfied on or before the Termination Date.

      SECTION 17      Effect of Termination. In the event of termination of this Agreement by either Calypso or Media Depot as provided in Section 16 (other than Sections 16(e) or (f)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

     SECTION 18      Miscellaneous .

(a)      Further Assurances. At any time and from time to time after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)      Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c)      Amendment . This Agreement may be amended only in writing as agreed to by all parties hereto.

(d)      Notices . All notices and other communications hereunder will be in writing and will be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

(e)      Headings . The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(f)      Counterparts . This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g)      Binding Effect. This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h)      Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(i)      Severabilit y. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

(j)      Responsibility and Costs. Whether the Merger is consummated or not and except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto. Notwithstanding the above, the parties agree that Media Depot will pay to Leonard E. Neilson, Attorney at Law, all reasonable legal fees, expenses and costs associated with the preparation and execution of this Agreement and all transactions, agreements and documents associated thereto and contemplated hereby, which amount for such legal fees will be approximately $25,000.00 plus expenses. All printing expenses and Edgar filing expenses, will be paid by Media Depot, and any and all filing fees, finders’ fees, commissions, sales costs and other reasonable expenses associated with this Agreement will be paid by Media Depot.

(k)      Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.

[Signatures on Following Page]

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Media Depot, Inc.

 By:__/s/_ Matt Hoff_________________
           Matt Hoff

          Its:     President

         Calypso Financial Services, Inc.

                                                                    By: _/s/ Edward F. Cowle____________

                                                                           Edward F. Cowle

                                                                           Its:     President

        Calypso Acquisitions, Inc.

 By:__/s/ Geoff Williams_____________

        Geoff Williams

        Its:     President

                                                                             Calypso Stockholders

 /s/ H. Deworth Williams_____________

 H. Deworth Williams

/s/ Edward F. Cowle________________

 Edward F. Cowle